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                               EXHIBIT (10)(i)(h)

                             Material Contracts --
                               Amendment No. 7 to
                            Credit Agreement between
                              Richman Gordman 1/2
                             Price Stores, Inc. and
                               Congress Financial
                               Corporation, dated
                                 April 7, 1997.





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                               AMENDMENT NO. 7 TO
                         INVENTORY FINANCING AGREEMENT
                        AND ACCOUNTS SECURITY AGREEMENT


                                 April 7, 1997

  Richman Gordman 1/2 Price Stores, Inc.
  12100 West Center Road
  Omaha, Nebraska 68144

  Ladies and Gentlemen:

       Reference is made to the Inventory Financing Agreement and Accounts Security Agreement dated as of October 20, 1993, as previously mended and supplemented (the "Loan Agreement") between Congress Financial Corporation (Central) ("Congress") and Richman Gordman 1/2 Price Stores, Inc. ("Borrower"). Terms used herera and not otherwise defined herein shall the meaning ascribed to such terms in the Loan Agreement

       Borrower has requested that Congress agree to amend the Loan Agreement to, among other things, (i) modify the inventory advance rate and (ii) decrease the interest rate and Congress is willing to do so subject the terms and conditions set forth herein.

       Accordingly, the Loan Agreement is hereby amended in the following respects:

   1.   The following sentence is hereby added to the end of Section
        1.5 to read as follows:

              "Notwithstanding the foregoing sentence, Eligible Inventory shall include, (a) Inventory, to the extent that it is otherwise Eligible Inventory and to the extent that it has been prepaid by Borrower and which is at the location of the supplier of such Inventory ("Prepaid Inventory"); provided that
              (1) such Inventory shall only be Eligible Inventory for 60 days after payment in full has been made by Borrower and (2) the aggregate mount of loan availability predicated on Prepaid Inventory shall not exceed $500,000 and (b) Inventory m-transit within the United States to Borrower; provided that the aggregate amount of loan availability predicated on Inventory mtransit shall not exceed $3,000,000."

   2. The first sentence of Section 2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:




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Richard Gordman 1/2 Price Stores, Inc.
April 7, 1997
Page 25

              In the absence of an Event of Default and in the absence of an event which with the passage of time or the giving of notice or both would mature into an Event of Default and subject to the terms and conditions of this Agreement as amended by any supplements and riders hereto, you shall make loans to us from time to time, at our request, of up to thirty-eight percent (38%) of the retail value of Eligible Inventory (reduced to (i) twenty percent (20%) of the retail value of all "clearance items" constituting Eligible Inventory in an mount not to exceed Six Million Dollars ($6,000,000) which have been on our Premises for a period of less than eighteen (18) months and (ii) twenty percent (20%) of all Prepaid Inventory in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000); provided that at no time shall the outstanding loans made pursuant to the provisions of this section exceed seventy-five percent (75%) of the "Mid Range Liquidation Value", as determined by the most recently prepared Inventory Liquidation Sale Analysis of Schottenstein Bernstein Capital Group, LLC (the "Mid Range Liquidation Value Amount"). In the event that at any time the loans made pursuant to this section exceed the Mid Range Liquidation Value Amount, as so determined, Borrower shall be obligated to immediately repay the loans by an amount necessary to eliminate such excess.

   3. The first sentence of Section 3.1 is hereby amended and restated to read as follows:

              "Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month, at a rate equal to one percent (1.00%) per annum in excess of the prime commercial interest rate publicly announced by Philadelphia National Bank, incorporated as CoreStates Bank, N.A., Philadelphia, Pennsylvania, whether or not such announced rate is the best rate available at such bank."





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Richard Gordman 1/2 Price Stores, Inc.
April 7, 1997
Page 3


   4. The third sentence of Section 3 of Rider No. 1 to the Loan Agreement is hereby amended and restated to read as follows:

              "Debtor also acknowledges and agrees that Congress shall have the right to engage Schottenstein Asset Recovery Division or such other firm as is acceptable to Congress to appraise the Inventory on a semi-annual basis, and Debtor shall be required to reimburse Congress for such appraisal as provided in Section
              3.8 of the Loan Agreement; provided that if at any time, the amount by which loan availability of Debtor described in
              Section 2.1 of the Loan Agreement exceeds the loans outstanding under the Loan Agreement by an amount less than $2,500,000 after Debtor has paid or reserved for payment of all accounts payable which are more than sixty (60) days past the invoice date, then Congress shall have the right to obtain such appraisals on a quarterly basis."

   5. The first sentence of Section 2.1 of the Inventory Security Agreement Supplement to Inventory Financing Agreement and
        Accounts Security Agreement is hereby amended to read as follows:

              "Except for Inventory in transit and Prepaid Inventory, the only locations of any tangible Collateral are those addresses listed on Schedule A annexed hereto and made a part hereof, as amended from time to time upon 30 days' prior written notice to you."

       The amendment to the Loan Agreement described herein shall be effective upon the dehvery by Borrower to Congress of a counterpart of this Amendment No. 7 which has been acknowledged and agreed to by Borrower, along with (i) resolutions of the board of directors of Borrower pertaining to the subject matter hereof, in form and substance satisfactory to Congress, and (ii) evidence of the consent of the Official Unsecured Creditors Committee of Richman Gordman 1/2 Price Stores, Inc. to this Amendment No. 7.





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  Richard Gordman 1/2 Price Stores, Inc.
  April 7, 1997
  Page 4


       Except as expressly set forth herein, the Loan Agreement shall remain unmodified and in full force and effect.

                                    Very truly yours,

                                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                    By  /s/ David Levan
                                       -----------------------------
                                    Its  Assistant Vice President
                                       -----------------------------
  ACKNOWLEDGED AND AGREED TO as of
  the 18th day of April, 1997.

  RICHMAN GORDMAN 1/2 PRICE STORES, INC.


  By /s/ Jeffrey J. Gordman
    -----------------------------
  Its President and CEO
     ----------------------------